UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2018, Trans World Entertainment Corporation (the “Company”) issued a press release announcing that John Anderson, the Company’s Chief Financial Officer, passed away on October 10, 2018. A copy of the press release announcing Mr. Anderson’s passing is attached to the Current Report on Form 8-K as Exhibit 99.1.

Following Mr. Anderson’s death, the Board of Directors of the Company has appointed Edwin Sapienza to serve as Chief Financial Officer effective immediately. Mr. Sapienza will assume the duties of the Company’s principal financial officer and principal accounting officer until his earlier resignation or removal. There are no reportable family relationships or related person transactions involving the Company and Mr. Sapienza.

Mr. Sapienza, age 48, has served as the Company’s Vice President – Strategy, Secretary and Treasurer since 2012, and will continue in those roles, in addition to serving as Chief Financial Officer. Mr. Sapienza joined the Company in 1993 as a staff accountant. He holds a Bachelor of Science degree from Rensselaer Polytechnic Institute.

The Compensation Committee of our Board of Directors has not yet determined any changes to the compensation for Mr. Sapienza. The Company will provide such information in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Mike Feurer
Name: Mike Feurer
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated October 15, 2018.